REORGANIZATION AND STOCK PURCHASE AGREEMENT

by and between

Paragon SemiTech USA, Inc.
a Delaware corporation,

on the one hand

and

Paragon SemiTech USA, Inc.
a New Jersey corporation

and its Sole Shareholder

on the other hand

REORGANIZATION AND STOCK PURCHASE AGREEMENT

This **REORGANIZATION AND STOCK PURCHASE AGREEMENT** (the "**Agreement**") is dated as of September 27, 2007 (the "**Effective Date**"), by and among Paragon SemiTech USA, Inc., a Delaware corporation ("**Paragon DE**"), on the one hand, and Paragon SemiTech USA, Inc., a New Jersey corporation ("**Paragon NJ**") and the party identified on the signature page of this Agreement as the sole shareholder of Paragon NJ (the "**Shareholder**"), on the other hand. Each of Paragon DE, Paragon NJ, and the Shareholder shall be referred to herein as a "**Party**" and collectively as the "**Parties**."

WITNESSETH

WHEREAS, the Shareholder owns 100% of the issued and outstanding shares of Paragon NJ, as set forth in Exhibit A attached hereto (the "**Paragon NJ Shares**");

WHEREAS, the Shareholder desires to sell and Paragon DE desires to purchase all of the Paragon NJ Shares in accordance with the terms set forth herein;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE PARAGON NJ SHARES

1.1 Sale of the Paragon NJ Shares. At the Closing (as defined in Section 4.1), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholder shall sell to Paragon DE and Paragon DE shall purchase from the Shareholder, all of the Paragon NJ Shares.

1.2 Purchase Price. As consideration for the purchase of the Paragon NJ Shares (the "Purchase Price"), Paragon DE shall issue to the Shareholder, as set forth in Exhibit A attached hereto and made a part hereof, a total of Six Million Seven Hundred Fifty Thousand (6,750,000) shares of Paragon DE common stock (the "**Paragon DE Common Shares**").

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF PARAGON NJ AND THE SHAREHOLDER

2.1 Representations and Warranties of Paragon NJ and the Shareholder. To induce Paragon DE to enter into this Agreement and to consummate the transactions

contemplated hereby, Paragon NJ and the Shareholder, and each of them, represent and warrant as of the date hereof and as of the Closing, as follows:

2.1.1 Authority of Paragon NJ and the Shareholder; Transfer of Paragon NJ Shares. Paragon NJ and the Shareholder have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of Paragon NJ and the Shareholder. The Shareholder shall transfer title in and to the Paragon NJ Shares to Paragon DE free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent.

2.1.2 Existence of Paragon NJ. Paragon NJ is duly organized, validly existing, and in good standing under the laws of the state of New Jersey. It has all requisite power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.1.3 Capitalization of Paragon NJ. The authorized equity securities of Paragon NJ consist of 2,000 shares of common stock, of which 2,000 shares are issued and outstanding as set forth on Exhibit A. No other shares of Paragon NJ are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Paragon NJ which provide for the purchase, issuance or transfer of any shares of Paragon NJ, nor are there any outstanding securities granted or issued by Paragon NJ that are convertible into any shares of the equity securities of Paragon NJ, and none is authorized. Paragon NJ is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in Paragon NJ are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Paragon NJ's equity securities.

2.1.4 Subsidiaries. "**Subsidiary**" or "**Subsidiaries**" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting Shares, management contracts or otherwise. "**Person**" means any individual, corporation, trust, association, partnership,

proprietorship, joint venture or other entity. Paragon NJ does not have any Subsidiaries.

2.1.5 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which Paragon NJ or the Shareholder are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Paragon NJ or the Shareholder; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Paragon NJ or the Shareholder or any of their respective actions.

2.1.6 Taxes.

2.1.6.1 All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Paragon NJ which have become due and payable on the date hereof have been paid in full or adequately reserved against by Paragon NJ, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

2.1.6.2 There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Paragon NJ, nor are there any actions, suits, proceedings, investigations or claims now pending against Paragon NJ, nor are there any actions, suits, proceedings, investigations or claims now pending against Paragon NJ in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Paragon NJ; and

2.1.6.3 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Paragon NJ.

2.1.7 Disputes and Litigation. Except as set forth in Schedule 2.1.7, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting Paragon NJ or any of its properties, assets or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Paragon NJ or any of its properties, equipment, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Paragon NJ or any of its properties, assets or businesses. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Paragon NJ or any such person's heirs, executors or administrators as against Paragon NJ.

2.1.8 Compliance with laws. Paragon NJ has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Paragon NJ has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Paragon NJ for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Paragon NJ.

2.1.9 Guaranties. Paragon NJ has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of Paragon NJ.

2.1.10 Books and Records. Paragon NJ keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of Paragon NJ contain records of its shareholders' meetings and of

action taken by such shareholders. The meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. Attached hereto as Exhibit B is (a) an income statement and a balance sheet of Paragon NJ as of and for the years ended December 31, 2005 and 2006, (b) an income statement and a balance sheet as of and for the six months ended June 30, 2007, prepared with the most up-to-date adjustments reasonably available, and (c) a "mini-statement" or receipt from any banks at which Paragon NJ has an account showing debits and credits as well as the bank balance as of the Closing Date. Attached hereto as Exhibit C is a list of all contracts to which Paragon NJ is a party or obligated as of the Closing Date, and Paragon NJ hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

2.1.11 Paragon DE Shares to be Restricted Securities. The Shareholder acknowledges that the Paragon DE Common Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("**Rule 144**")), will include the customary restrictive legend, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of at least one year from the date of issuance unless registered with the United States Securities and Exchange Commission (the "**SEC**") and qualified by appropriate state securities regulators, or unless the Shareholder obtains written consent from Paragon DE and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

2.1.12 Leases. Paragon NJ either owns or has valid and existing leases with all facilities where its offices are located or where any of Paragon NJ's equipment or other assets are located.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARAGON DE

3.1 Representations and Warranties of Paragon DE. To induce Paragon NJ and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Paragon DE represents and warrants, as of the date hereof and as of the Closing, as follows:

3.1.1 Authority of Paragon DE. Paragon DE has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of Paragon DE.

3.1.2 Corporate Existence and Authority of Paragon DE. Paragon DE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all requisite corporate power, franchises, licenses,

permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3 Capitalization of Paragon DE. The authorized equity securities of Paragon DE consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 1,500,000 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. No other shares of capital stock of Paragon DE are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in Paragon DE are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before its shareholders. Other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Paragon DE's equity securities.

3.1.4 Subsidiaries. Paragon DE does not have any subsidiaries.

3.1.5 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which Paragon DE is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Paragon DE; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Paragon DE or any of its actions.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

4.1 Closing. The Closing (the "**Closing**") shall take place at the offices of The Lebrecht Group, APLC, 406 W. South Jordan Parkway, Suite 160, South Jordan, Utah 84095, no later than the close of business (Mountain Standard Time) on September 27, 2007, or at such other place, date and time as the Parties may agree in writing (the "**Closing Date**").

4.2 Deliveries by Paragon DE. At the Closing, Paragon DE shall deliver the following:

4.2.1 Paragon DE shall deliver to the Shareholder:

(a) written confirmation of the approval of this Agreement and the herein described transactions by Paragon DE's Board of Directors; and

(b) the Paragon DE Common Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

4.2.2 Paragon DE shall deliver to Paragon NJ:

(a) written confirmation of the approval of this Agreement and the herein described transactions by Paragon DE's Board of Directors; and

(b) an officer's certificate, executed by the President of Paragon DE, in the form attached hereto as Exhibit D.

4.3 Delivery by Paragon NJ: At the Closing, or as otherwise set forth below, Paragon NJ shall deliver the following:

4.3.1 Paragon NJ shall deliver to Paragon DE:

(a) an officer's certificate, executed by the President of Paragon NJ, in the form attached hereto as Exhibit E;

(b) written confirmation of the approval of this Agreement and the herein described transactions by Paragon NJ's Board of Directors. The officer's certificate, in the form attached hereto as Exhibit E, shall satisfy this delivery requirement;

(c) a certificate of good standing, dated within ten (10) days prior to the Closing Date, evidencing the good standing status of Paragon NJ; and

(d) the financial statements of Paragon NJ as set forth in Section 2.1.10.

4.4 Delivery by the Shareholder: At the Closing, the Shareholder shall deliver the following:

4.4.1 The Shareholder shall deliver to Paragon DE the Paragon NJ Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

ARTICLE 5
CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

5.1 Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.1.1 The obligation of Paragon DE to pay the Purchase Price and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by Paragon DE), at or prior to the Closing, of the following conditions, which Paragon NJ agrees to use its best efforts to cause to be fulfilled:

(a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Section 2.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; Paragon NJ and the Shareholder shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and Paragon NJ shall have delivered to Paragon DE a certificate dated the Closing Date, and signed by its President to the effect set forth above in this section.

(b) Consents. Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c) Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of Paragon NJ, other than as set forth in Schedule 2.1.7.

(d) Proceedings and Documentation. All proceedings of Paragon NJ in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to Paragon DE and Paragon DE's counsel, and Paragon DE and Paragon DE's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which Paragon DE is entitled and as may be reasonably requested.

(e) Property Loss. No portion of Paragon NJ's assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to Paragon DE through the proceeds of applicable insurance or condemnation award.

(f) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable Paragon DE to fully operate the business of Paragon NJ as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

(g) As of the Closing Date, the balance of all bank accounts for Paragon NJ shall be at least $100 after accounting for any outstanding debits and/or credits, and all accounts payable will have been timely paid in accordance with their terms.

5.1.2 The obligation of Paragon NJ and the Shareholder to deliver the Paragon NJ Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by Paragon NJ and the Shareholder), at or prior to the Closing, of the following conditions, which Paragon DE agrees to use its best efforts to cause to be fulfilled:

(a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; Paragon DE shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b) Proceedings and Documentation. All corporate and other proceedings of Paragon DE in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to Paragon NJ and Paragon NJ's counsel, and Paragon NJ and Paragon NJ's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which Paragon NJ is entitled and as may be reasonably requested.

5.2 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties.

5.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6
COVENANTS, INDEMNIFICATION

6.1 To induce Paragon DE to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Paragon NJ and the Shareholder covenant and agree as follows:

6.1.1 Notices and Approvals. Paragon NJ and the Shareholder agree: (a) to give all notices to third parties which may be necessary or deemed desirable by Paragon DE in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by Paragon DE in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by Paragon DE in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2 Information for Paragon DE's Statements and Applications. Paragon NJ and the Shareholder and their employees, accountants and attorneys shall cooperate fully with Paragon DE in the preparation of any statements or applications made by Paragon DE to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Paragon DE with all information concerning Paragon NJ and the Shareholder necessary or deemed desirable by Paragon DE for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3 Access to Information. Paragon DE, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Paragon NJ and the Shareholder and have full access to all of the books and records of Paragon NJ during reasonable business hours.

Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.2 To induce Paragon NJ and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Paragon DE covenants and agrees as follows:

6.2.1 Access to Information. Paragon NJ and the Shareholder, together with their appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Paragon DE and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.3 Indemnification.

6.3.1 Indemnity of Paragon NJ and the Shareholder. Paragon DE agrees to indemnify, defend and hold Paragon NJ and the Shareholder harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by Paragon DE of any representation, warranty, covenant or agreement of Paragon DE contained in this Agreement or the schedules and exhibits hereto. For purposes of Section 6.3, the term "**Losses**" shall mean all damages, costs and expenses (including reasonable attorneys' fees) of every kind, nature or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by Paragon NJ or the Shareholder under this Section unless and until the aggregate amount of all Losses of Paragon NJ and the Shareholder in respect thereof shall exceed $5,000. Paragon DE's liability under this Section shall not exceed the Purchase Price.

6.3.2 Indemnity of Paragon DE. Paragon NJ and the Shareholder, and each of them, hereby agrees to indemnify, defend and hold Paragon DE harmless from and against any and all Losses arising out of or resulting from the breach by Paragon NJ or the Shareholder of any representation, warranty, agreement or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.10. Paragon DE shall have the right to offset any Losses incurred and actually paid pursuant to this Section 6.3.2 against any amounts due from Paragon DE to Paragon NJ or the Shareholder, however, any offset shall not act as Paragon DE's sole remedy. Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made by Paragon DE under this Section unless and

until the aggregate amount of all Losses of Paragon DE in respect thereof shall exceed $5,000.

6.3.3 Indemnification Procedure.

(a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days (30) of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day (30) period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty (20) days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred

in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

ARTICLE 7
MISCELLANEOUS

7.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.2 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

To Paragon DE:

Paragon SemiTech USA, Inc.
P.O. Box 936
East Brunswick, New Jersey 08816
Facsimile No.: (646) 349-3807
Attn: Frank Z.W. Fang

with a copy to:

The Lebrecht Group, APLC
406 W. South Jordan Parkway, Suite 160
South Jordan, Utah 84095
Facsimile No.: (801) 983-4958
Attn: Brian A. Lebrecht, Esq.

To Paragon NJ or the Shareholder:

c/o Hong Zhao
P.O. Box 936
East Brunswick, New Jersey 08816
Facsimile No.: (646) 349-3807

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

7.4 Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5 Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6 Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7 Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8 Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9 Governing Law. This Agreement has been negotiated and executed in the State of New Jersey and shall be construed and enforced in accordance with the laws of such state.

7.10 Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Middlesex County, New Jersey.

7.11 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

"Paragon DE"

Paragon SemiTech USA, Inc.,
a Delaware corporation

By: Frank Z.W. Fang
Its: President

"Paragon NJ"

Paragon SemiTech USA, Inc.,
a New Jersey corporation

By: Hong Zhao
Its: President

"Shareholder"

Hong Zhao, an individual

Schedule 2.1.7

Litigation

None.

Exhibit A

Paragon NJ Shareholders

Name	No. of Paragon NJ Shares to be Exchanged	No. of Paragon DE Common Shares to be Received
Hong Zhao	2,000	6,750,000
Total	2,000	6,750,000

Exhibit B

Assets and Liabilities and Financial Statements of Paragon NJ

Exhibit C

Contracts to which Paragon NJ is a party or is obligated as of the Closing Date

None.

Exhibit D

Paragon DE Officer's Certificate

OFFICERS CERTIFICATE

The undersigned hereby certifies on behalf of Paragon SemiTech USA, Inc., a Delaware corporation ("Paragon DE" or the "Company"), pursuant to that certain Reorganization and Stock Purchase Agreement (the "Purchase Agreement") dated September 27, 2007, by and among the Company, on the one hand, and Paragon SemiTech USA, Inc., a New Jersey corporation ("Paragon NJ"), and Hong Zhao, an individual (the "Shareholder"), on the other hand, that he is the duly appointed President of the Company, and further certifies on behalf of the Company that:

1. The representations and warranties of the Company set forth in the Purchase Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except for any representation or warranty that expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date).

2. All of the terms, covenants and conditions of the Purchase Agreement to be complied with or performed by the Company at or prior to the date hereof have been complied with and performed by the Company in all material respects.

3. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions adopted by unanimous written consent by the Board of Directors of the Company on September 27, 2007, which resolutions have not been modified, amended, rescinded or revoked in any way and remain in full force and effect as of the date hereof. Such resolutions constitute the only resolutions adopted by the Board of Directors of the Company relating to the Purchase Agreement.

4. The following is a list of those executive officers of the Company who may be signing any document or certificate in connection with the Purchase Agreement and their respective positions; (ii) each such executive officer has been duly elected and qualified and continues to act in and hold that position; and (iii) the signatures of those appearing adjacent to their respective names and positions below are the genuine and original signatures of such officers:

Name	Position	Signature
Frank Z.W. Fang	President	/s/ Frank Fang

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of September 27, 2007.

/s/ Frank Fang

Frank Z.W. Fang, President

Exhibit A to Officer's Certificate

Unanimous Written Consent of Directors

Exhibit E

Paragon NJ Officer's Certificate

OFFICERS CERTIFICATE

The undersigned hereby certifies on behalf of Paragon SemiTech USA, Inc., a New Jersey corporation ("Paragon NJ" or the "Company"), pursuant to that certain Reorganization and Stock Purchase Agreement (the "Purchase Agreement") dated September 27, 2007, by and among the Company, and Hong Zhao, an individual (the "Shareholder"), on the one hand, and Paragon SemiTech USA, Inc., a Delaware corporation ("Paragon DE"), on the other hand, that she is the duly appointed President of the Company, and further certifies on behalf of the Company that:

1. The representations and warranties of the Company set forth in the Purchase Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except for any representation or warranty that expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date).

2. All of the terms, covenants and conditions of the Purchase Agreement to be complied with or performed by the Company at or prior to the date hereof have been complied with and performed by the Company in all material respects.

3. The following is a list of those executive officers of the Company who may be signing any document or certificate in connection with the Purchase Agreement and their respective positions; (ii) each such executive officer has been duly elected and qualified and continues to act in and hold that position; and (iii) the signatures of those appearing adjacent to their respective names and positions below are the genuine and original signatures of such officers:

Name	Position	Signature
Hong Zhao	President and Secretary	[signature]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of September 27, 2007.

[signature]

Hong Zhao, President